Exhibit 99.1

November 6, 2020

As we have done in past quarters, we include our Third Quarter Earnings Press Release to provide you with an update of our financial position while allowing us to spend more space discussing topics we believe are important to our owners.

By most measures, 2020 has been a difficult year for our nation and the world at large. Many lives have been lost to the lethal Coronavirus. Many businesses were temporarily or permanently put out of business through no fault of their own. Countless families are experiencing financial hardships due to loss of employment. Despite this, many segments of our economy have survived, and in some cases thrived, allowing us to be cautiously optimistic for the future.

The economic environment caused by the pandemic has impacted people and business at varying degrees. While the low interest rate environment has continued to pressure our net interest spread, it has also precipitated a boom in residential refinances and increased the already strong real estate purchase market fueled by increased migration into our communities. This has nearly doubled the volume of our residential real estate loan business line compared to 2019, allowing us to more than offset lower loan yields with gains on real estate loans sold. As a result, we have been able to achieve strong earnings despite the ongoing economic uncertainty created by the pandemic.

Though the global economic future is uncertain, we are gaining some clarity about the impact of the pandemic on your company. We have come to understand that borrowers seeking payment deferments on their loans has not been a predictor of defaults and credit losses. Rather, because of the uncertainty caused by the pandemic and economic shutdown, prudent borrowers asked for deferments to preserve cash until they were better able to understand the impact of the pandemic on their individual situations. Of the approximately $172 million of loan relationships for which we issued some sort of payment accommodations, $131 million have now	returned to making contractual payments. We are now focusing our attention on the far smaller number of borrowers who have asked for additional payment deferments. These borrowers are primarily in the restaurant and lodging business segments. At this point we have not identified specific cases where we foresee defaults and losses, but expect this will become clearer during the first and second quarters of 2021.

We draw your attention to the discussion about the increase in the loan loss provision in the accompanying earnings release. As mentioned above, we have not identified specific losses yet, but have increased our loan loss provision based on the qualitative factors we assign to our loan portfolio components which reflect the current economic uncertainty we face. Our goal is to position our balance sheet to enter 2021 with continued financial strength.

Our region has been a beneficiary of the trend of people pursuing active outdoor recreation in all forms. Regional ski resorts have been determining how best to re-open and are generally reporting solid advance season ticket sales. We are hopeful we will have moderately strong winter tourism season.

Our financial results are better than expected given the pandemic. We could not accomplish this without a strong team of dedicated professionals. We are honored to work among them.

During our Board of Directors meeting held on October 21, 2020 your Directors voted to declare a 32 cents per share dividend to record holders as of October 30, 2020, payable on November 6, 2020.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 20 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	SEPT 30, 2020	SEPT 30, 2019	SEPT 30, 2020		SEPT 30, 2019	SEPT 30, 2020	SEPT 30, 2019	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(9 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,100	$5,126	Interest Income	$9,343	$9,140	$27,445	$26,636
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	59,377	24,774	Interest Expense	1,158	1,493	3,976	4,117	Nancy C. Putnam
			Net Interest Income	8,185	7,647	23,469	22,519	David S. Silverman
Interest Bearing Deposits in Banks	8,964	7,062						John H. Steel
			Provision for Loan Losses	800	150	1,600	350
Investment Securities	88,994	85,886	Net Interest Income After Provision for Loan Losses	7,385	7,497	21,869	22,169	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	32,803	13,561
			Trust Income	173	168	524	519	DIRECTORS
Loans, net	765,514	658,904	Noninterest Income	5,335	2,555	10,490	6,907	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(7,691)	(5,808)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,718	3,072	9,668	8,773	Steven J. Bourgeois	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,452	22,507						Dawn D. Bugbee	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,204	1,047	3,417	3,108	John M. Goodrich	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	35,622	32,876						Nancy C. Putnam	Christopher M. Knapp - Northern NH
								Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$1,009,135	$844,888	Occupancy Expense, net	420	428	1,411	1,287	David S. Silverman	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	770	625	2,266	1,764		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
			Other Expenses	1,883	1,833	5,516	5,400		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT 30, 2020	SEPT 30, 2019	Total	7,995	7,005	22,278	20,332

			Income Before Taxes	4,898	3,215	10,605	9,263	VERMONT
Noninterest Bearing Deposits	$204,555	$137,239
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	562,970	419,646	Income Tax Expense	751	477	1,594	1,374	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	142,554	159,844	Net income	$4,147	$2,738	$9,011	$7,889	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	9,497	47,164	Earnings per share	$0.92	$0.62	$2.01	$1.77	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	11,135	10,382	Book Value Per Share			$17.52	$15.80	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,901	9,892						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	1,368	1,099							325 Portland Street	802.748.3121
Retained Earnings								Stowe	47 Park Street	802.253.6600
	68,735	62,645						Williston	Branch
Accumulated Other Comprehensive Income	2,593	1,163							31 Market St	802.878.7900
									Loan Center
									31 Market St	802.865.1000
Treasury Stock at Cost	(4,173)	(4,186)

Total Liabilities & Shareholders' Equity	$1,009,135	$844,888						NEW HAMPSHIRE
Standby letters of credit were $3,093,000 and $2,308,000 at September 30, 2020 and 2019, respectively.								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408